EX 99.1

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement") is entered into as of September 21, 2016 (the “Closing Date”), by and between CHEGG, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

ARTICLE I
CREDIT TERMS

SECTION 1.1.    LINE OF CREDIT.

(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including September 21, 2019 (the “Maturity Date”), not to exceed at any time the aggregate principal amount of Thirty Million Dollars ($30,000,000) (the "Line of Credit"), which amount shall include any credit cards issued pursuant to the Credit Card Services Sublimit, the proceeds of which shall be used for general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of the Closing Date (the "Line of Credit Note"), all terms of which are incorporated herein by this reference. Notwithstanding the forgoing, so long as an Event of Default has not occurred and has not been continuing, and Borrower is in proforma compliance with the financial conditions set forth in Section 4.9 hereof both before and after giving effect thereto, Borrower may request an uncommitted accordion and Bank, in its sole discretion, may provide such additional advances under the Line of Credit in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000) (the “Uncommitted Accordion”).

(b)    Limitation on Borrowings. Outstanding obligations of Borrower to Bank hereunder shall not at any time exceed an aggregate amount of up to Thirty Million Dollars ($30,000,000), inclusive of advances under the Line of Credit; provided, however, if Borrower requests and Bank provides the Uncommitted Accordion, such outstanding obligations of Borrower to Bank hereunder shall not at any time exceed an aggregate amount of up to Fifty Million Dollars ($50,000,000), inclusive of advances under the Line of Credit; in each case inclusive of the (i) face amounts of any Letters of Credit (as defined below) issued under the Letter of Credit subfeature, and (ii) Credit Card Services Sublimit (as defined below).

(c)    Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue commercial and standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit issued by Bank or its affiliates for the account of Borrower shall not at any time exceed One Million Dollars ($1,000,000). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, if on the Maturity Date (or the effective date of any termination of this Agreement) there are any outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105%) of the face amount of any such Letter of Credit, plus all interest, fees and costs due or to become due in connection therewith to secure the obligations related to such Letter of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.

(d)    Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards from Bank (the “Credit Card Services”) for itself and its respective officers and employees. The sum of the aggregate limit of the corporate credit cards shall not exceed Five Hundred Thousand Dollars ($500,000.00) (the “Credit Card Services Sublimit”), provided that availability under the Line of Credit shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower and its respective officers and employees. In addition, Bank may, in its sole reasonable discretion, charge as advances under the Line of Credit any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.

(e)    Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2.    INTEREST/FEES.

(a)Interest.
(i)    Advances. The outstanding principal balance on advances hereunder shall bear interest at the rate of interest set forth in the Line of Credit Note and each other promissory note or other instrument or document executed in connection herewith or therewith.

(ii)    Letters of Credit. The amount of each drawing paid under any Letter of Credit shall bear interest from the date such drawing is paid to the date such amount is fully repaid by Borrower at the LIBOR rate of interest set forth in the Line of Credit Note and each other promissory note or other instrument or document executed in connection herewith or therewith.

(b)    Computation and Payment. Interest shall be computed on the basis of a three hundred sixty (360) day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

(c)    Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one quarter of one percent (0.25%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on the fifth calendar day of the month following the last day of each calendar quarter.

(d)    Letter of Credit Fees. Borrower shall pay to Bank (i)  upon the issuance of each Letter of Credit, (A) if Borrower’s Leverage Ratio is less than one percent (1.00%), a fee equal to one and one half of one percent (1.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, or (B) if Borrower’s Leverage Ratio is greater than or equal to one percent (1.00%), a fee equal to two and one half of one percent (2.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

As used herein, “Leverage Ratio” means a ratio of all obligations owed by Borrower to Bank divided by Borrower’s EBITDA.

As used herein, "EBITDA" is defined as net profit before tax, plus interest expense, plus non-cash stock compensation (net of capitalized interest expense), depreciation expense, amortization expense and other non-cash expenses (assuming there are no future cash costs), plus expenses incurred in connection with Permitted Acquisitions (including without limitation accrued acquisition-related contingent expenses) in an amount not to exceed Six Million Dollars ($6,000,000) per calendar year, plus non-recurring expenses in an amount not to exceed Two Million Dollars ($2,000,000) per calendar year.

SECTION 1.3.    COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under this Agreement or any Line of Credit Note by charging Borrower's deposit account number xxx-xxx-2383, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

SECTION 1.4.    COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all Borrower's personal property (the “Collateral”), as more fully described in that certain (i) Security Agreement between Borrower and Bank dated as of the Closing Date (the “Security Agreement”) and (ii) Intellectual Property Security Agreement between Borrower and Bank dated as of the Closing Date (the “IP Security Agreement”).

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, as of the date of this Agreement, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all out-of-pocket charges, costs and expenses (to include fees paid to third parties), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

As used herein, “Intellectual Property” means, with respect to any person, means all of such person’s right, title, and interest in and to the following:

(a)    its copyrights, trademarks and patents;
(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)    any and all source code;
(d)    any and all design rights;
(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)    all amendments, renewals and extensions of any of the copyrights, trademarks or patents.

SECTION 1.5.    GUARANTIES. The payment and performance of all Indebtedness and other obligations of Borrower to Bank hereunder shall be guaranteed jointly and severally by all present and future Material Subsidiaries which guaranties shall be secured by unconditional, continuing pledges and security interests in and to all of the personal property of such Material Subsidiaries (any such Material Subsidiary, together with any other guarantors of the Line of Credit and/or any other Indebtedness of Borrower to Bank from time to time, each a “Guarantor” and collectively, “Guarantors”), as evidenced by and subject to the terms of guaranties each, in the form attached hereto as Exhibit B (the “Guaranty” and together with any security agreements, any other documents, instruments and/or agreements necessary to, and executed in connection with, the Guaranty; all in form and substance reasonably acceptable to Bank, collectively the “Guaranty Documents”). Upon the creation or acquisition of any new Material Subsidiary, Borrower and such Material Subsidiary shall: (a) notify Bank within thirty (30) days of the creation or acquisition of such Material Subsidiary, (b) take all such action within such thirty (30) day period as may be reasonably required by Bank to cause such Material Subsidiary to guarantee the obligations of Borrower hereunder and grant such pledges and security interests in all of its personal property to secure payment and performance of such obligations, and (c) take all such action within such thirty (30) day period as may be reasonably required by Bank to grant and pledge to Bank a first-priority security interest in the stock or other equity interests of, and any indebtedness owing from, such Material Subsidiary. The foregoing shall not apply to a Foreign Subsidiary; provided, however, that within such thirty (30) day period Borrower shall cause such Foreign Subsidiary to execute and deliver such documents, and take or cause to be taken such actions, as Bank may request to perfect or continue the perfection of Bank’s security interest in sixty-five percent (65%) of the total outstanding voting capital stock of such Foreign Subsidiary.

As used herein, “Foreign Subsidiary” means any Subsidiary not organized under the laws of any political subdivision of the United States.

As used herein, “Material Subsidiary” means as of the last day of each of month, any of Borrower’s direct or indirect Subsidiaries with consolidated assets of at least five percent (5%) of the total consolidated assets of Borrower and each of its Subsidiaries.

As used herein, “Subsidiary” is, as to any person or entity, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person or entity.

SECTION 1.6.    SUBORDINATION OF DEBT. All indebtedness and other obligations of Borrower, other than Permitted Indebtedness, to any other holder of Indebtedness of Borrower shall be subordinated in right of repayment to all indebtedness and other obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

As used herein, “Permitted Indebtedness” means (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and disclosed in the Schedule of Exceptions, attached hereto as Exhibit C; (c) Indebtedness owing from Borrower and or any Guarantor to Borrower and/or any other Guarantor, (d) Indebtedness owing from any non-Borrower/Guarantor Subsidiary to Borrower and/or Guarantors in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding, (e) unsecured obligations under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement entered into between Borrower and a financial institution other than Bank for the purpose of hedging exposure and not for speculative purposes in an amount not to exceed One Million Dollars ($1,000,000) in the aggregate at any time outstanding, (f) amounts payable under that certain 2015 Inventory Purchase and Consignment Agreement by and among Borrower, Ingram Hosting Holdings Inc. and Ingram Book Group Inc. dated as of April 3, 2015 (in the form attached hereto as Annex I, and as the same may be amended (provided that Borrower shall give Bank prior written notice of any material amendments thereto) the “Ingram Agreement”); (g) Indebtedness secured by a lien described in clause (l) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and in the aggregate does not exceed Two Million Dollars ($2,000,000); (h) Subordinated Debt; and (i) Indebtedness consisting of guarantees permitted under Section 5.4 hereof.

As used herein, “Permitted Liens” means the following: (a) any liens existing on the Closing Date and disclosed in writing to and approved by Bank and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed, (b) any liens arising under this Agreement or the other Loan Documents; (c) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings with adequate reserves under generally accepted accounting principles (“GAAP”); (d) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings with adequate reserves under GAAP, (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any lien imposed by ERISA, (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations and surety and performance bonds incurred in the ordinary course of business, (g) any liens securing judgments for the payment of money, (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default, (h) any interest of title of a lessor or consignor under, and liens arising from UCC financing statements (or equivalent filings or registrations in foreign jurisdictions) relating to, “notice filings” regarding leases and consignments permitted by this Agreement, (i) subject to the requirements set forth in Section 4.11 hereof, liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts, (j) any liens of sellers of goods to Borrower arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses, in an amount not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding, (k) liens deemed to arise pursuant to the terms of the Ingram Agreement as in effect as of the date hereof, and (l) liens securing obligations in the aggregate not to exceed Two Million Dollars ($2,000,000) (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.

As used herein, “Subordinated Debt” is unsecured convertible Indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter Indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

SECTION 2.1.    LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

SECTION 2.2.    AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower enforceable against it in accordance with their respective terms.

SECTION 2.3.    NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation to which Borrower is subject, or contravene any provision of the Certificate of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

SECTION 2.4.    LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings against Borrower or its properties by or before any governmental authority, arbitrator, court or administrative agency which could reasonably be expected to have a material adverse effect on the financial condition or operations of Borrower other than those disclosed by Borrower to Bank in writing prior to the Closing Date.

SECTION 2.5.    CORRECTNESS OF FINANCIAL STATEMENT. The annual financial statement of Borrower dated December 31, 2015, and all interim financial statements delivered to Bank since said date, true copies of which have been delivered by Borrower to Bank prior to the Closing Date, (a) are complete and correct in all material respects and present fairly the financial condition of Borrower for the period covered thereby, (b) disclose or reflect all liabilities of Borrower as of the date of such financial statements that are required to be disclosed, reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP, except as otherwise expressly noted therein. Since the dates of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as permitted by Section 5.7 or otherwise permitted by Bank in writing.

SECTION 2.6.    INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise and (b) for which Borrower has made provision, as required by GAAP, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 2.7.    NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

SECTION 2.8.    PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, except where the same are not material to Borrower.

SECTION 2.9.    ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and to Borrower’s knowledge, each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

SECTION 2.10.    OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.11.    ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the Closing Date, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.12.    REGULATORY COMPLIANCE.

(a)    Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on Borrower’s business. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its businesses as currently conducted.

(b)    Borrower is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) and the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177) (the “Patriot Act”). No part of the proceeds of the Line of Credit or any other extension of credit from Bank from time to time, will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)    Borrower (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, and (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

ARTICLE III
CONDITIONS

SECTION 3.1.    CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

(a)    Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

(b)    Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

(i)    this Agreement, the Security Agreement and the Line of Credit Note or other instrument or document required hereby;

(ii)    the IP Security Agreement;

(iii)    to the extent required pursuant to Section 4.11, account control agreements with respect to all depository, operating or investment accounts maintained outside Bank;

(iv)    evidence that (i) the liens securing the Existing Indebtedness will be terminated and (ii) the documents and/or filings evidencing the perfection of such liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial advance, be terminated;

(v)    Certificate of Incumbency;

(vi)    Corporate Resolutions: Borrowing;

(vii)    the Perfection Certificate of Borrower, together with the duly executed original signature thereto; and

(viii)    such other documents as Bank may require under any other Section of this Agreement.

(c)    Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

(d)    Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with lender loss payable endorsements in favor of Bank.

SECTION 3.2.    CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

(a)    Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

(b)    Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

ARTICLE IV
AFFIRMATIVE COVENANTS

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

SECTION 4.1.    PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

SECTION 4.2.    ACCOUNTING RECORDS. Maintain adequate books and records in accordance with GAAP, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

SECTION 4.3.    FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

(a)    not later than ninety (90) days after and as of the end of each fiscal year, CPA audited financial statements of Borrower, audited by Ernst & Young or another CPA firm reasonably acceptable to Bank , together with an unqualified opinion (or an opinion qualified only as a result of the maturity of obligations under this Agreement within one year) with respect to the financial statements prepared by such CPA firm, which financial statements shall include a balance sheet, income statement, statement of cash flows, auditor’s report and all supporting schedules;

(b)    not later than forty-five (45) days after and as of the end of each fiscal quarter, a consolidated financial statement of Borrower, prepared by Borrower, to include a balance sheet, income statement and cash flow statement;

(c)    contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default, in the form attached hereto as Exhibit A (the “Compliance Certificate”);

(d)    as soon as available, but no later than ninety (90) days after the last day of each of Borrower’s fiscal years, Borrower’s financial projections for the then-current fiscal year, presented on a quarter-by-quarter basis;

(e)    prompt notice if an early termination occurs under Section 10 of the Ingram Agreement, together with an updated financial forecast and evidence, in form and substance satisfactory to Bank, that Borrower is and will remain in proforma compliance with the financial conditions, set forth in Section 4.9 hereof, through the Maturity Date; and

(f)    from time to time such other information as Bank may reasonably request.

SECTION 4.4.    COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business, except in such instances in which the failure to comply therewith could not be reasonably be expected to have a material adverse effect on Borrower’s business.

SECTION 4.5.    INSURANCE. Maintain and keep in force, for each business in which Borrower is engaged, insurance of the types and in amounts customarily carried in similar lines of business, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

SECTION 4.6.    FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, ordinary wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be preserved and maintained to a standard that could reasonably be expected to be useful and necessary to the operations of Borrower.

SECTION 4.7.    TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, as required by GAAP, for eventual payment thereof in the event Borrower is obligated to make such payment.

SECTION 4.8.    LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of Five Hundred Thousand Dollars ($500,000).

SECTION 4.9.    FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, measured as of the last day of each calendar quarter, using GAAP and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)    Minimum Cash. Borrower shall maintain a balance of unrestricted cash at Bank of not less than Thirty Million Dollars ($30,000,000) at all times other than the three months ending March 31, 2017 and June 30, 2017, and not less than Twenty Five Million Dollars ($25,000,000) during the three month periods ending March 31, 2017, and June 30, 2017.

(b)    Minimum EBITDA. Borrower shall achieve EBITDA, measured on a trailing twelve (12) month basis, of not less than (i) Twenty-Five Million Dollars ($25,000,000) for the period of time from September 30, 2016, through June 30, 2017, (ii) Thirty Million Dollars ($30,000,000) for the period of time from September 30, 2017, through June 30, 2018, and (iii) Thirty-Five Million Dollars ($35,000,000) for the period of time from September 30, 2018, through the Maturity Date.

SECTION 4.10.    NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the corporate organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of Fifty Thousand Dollars ($50,000).

SECTION 4.11    ACCOUNTS. Maintain and cause each of its domestic Subsidiaries to maintain its depository, operating, and investment accounts with Bank (other than Excluded Accounts), which accounts shall represent at least eighty-five percent (85%) of the total dollar value (excluding cash in transit in the ordinary course of business) of all of Borrower’s and all its U.S. Subsidiaries’ accounts at all financial institutions; provided, however, that cash in any accounts acquired in connection with a Permitted Acquisition shall not be taken into consideration in the foregoing calculation for a period of thirty (30) days from the closing date of such acquisition. For each account (other than Excluded Accounts) that Borrower or its domestic Subsidiaries at any time maintains outside Bank that, at any time, contains cash or other assets of a value equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000), Borrower shall cause the applicable bank or financial institution at which such account is maintained to execute and deliver a control agreement or other appropriate instrument with respect to such account to perfect Bank’s lien in such account in accordance with the terms hereunder which control agreement may not be terminated without the prior written consent of Bank.

As used herein, "Excluded Account" means (a) deposit accounts exclusively used for payroll, payroll taxes and similar accounts established to fund employee benefits and tax withholding, and identified to Bank by Borrower as such, (b) Borrower’s accounts with American Express accounts, (c) Borrower’s accounts with PayPal and other accounts with Borrower’s payment processors, (d) accounts acquired in connection with a Permitted Acquisition for a period of no more than ninety (90) days from the closing date of such acquisition and (e) other accounts permitted by Bank in its sole discretion on a case-by-case basis.

SECTION 4.12    RESERVED.

SECTION 4.13    INTELLECTUAL PROPERTY. (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property having a material value; (ii) promptly advise Bank in writing of material infringements or any other event, in each case known to Borrower, that could reasonably be expected to adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

To the extent not already disclosed in writing to Bank, if Borrower (i) obtains any patent, registered trademark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark, then Borrower shall promptly, but in any event within thirty (30) days, provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for patents or for the registration of trademarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

ARTICLE V
NEGATIVE COVENANTS

Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

SECTION 5.1.    USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

SECTION 5.2.    OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness, other than Permitted Indebtedness.

As used herein, “Indebtedness” shall mean (i) any and all advances, debts, obligations and liabilities of Borrower for borrowed money or representing the deferred purchase price for goods or services (other than (1) trade accounts that are (a) payable not more than thirty (30) days past due, (b) not material to Borrower or (c) disputed in good faith and for which adequate reserves are maintained, and (2) earnouts, holdbacks or other deferred consideration payable in connection with a Permitted Acquisition), or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable, (ii) capital leases and (iii) Contingent Obligations, which shall be defined as, for any person, any direct or indirect liability, contingent or not, of that person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that person, or for which that person is directly or indirectly liable; and (b) any obligations for undrawn letters of credit for the account of that person.

SECTION 5.3.    MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of Closing Date; acquire all or substantially all of the assets of any other entity other than a Subsidiary; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business or to one of its Subsidiaries that is a Borrower or Guarantor hereunder. Notwithstanding the foregoing, (a)

the sale, lease or transfer of Borrower’s assets in an amount of less than Five Million Dollars ($5,000,000) in the aggregate during the term of this Agreement shall not be considered a substantial or material portion of its assets, (b) the sale, transfer or liquidation of textbook inventory is permitted hereunder, and (c) so long as an Event of Default has not occurred and has not been continuing, and Borrower is in proforma compliance with the financial conditions set forth in Section 4.9 hereof both before and after giving effect thereto, Borrower shall be permitted to merge into or consolidate with any other entity or acquire all or substantially all of the assets of any other entity (each, a “Permitted Acquisition” and collectively, “Permitted Acquisitions”), provided that (i) such entity is in a similar line of business as Borrower or is a business substantially related thereto, (ii) Borrower is the surviving entity and (iii) for any Permitted Acquisition valued in excess of Five Million Dollars ($5,000,000), no Event of Default has occurred and is continuing, and Borrower has provided evidence of proforma compliance with the financial conditions set forth in Section 4.9 hereof both before and after giving effect thereto, such evidence in the form of Exhibit A attached hereto; notwithstanding the foregoing, for purposes of determining proforma compliance with Section 4.9, the aggregate consideration paid or payable in respect of any Permitted Acquisition shall include the amount of any earn out or other contingent obligations due in connection with such Permitted Acquisition.

SECTION 5.4.    GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank, and except for guaranties by Borrower of obligations of Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding or as otherwise permitted by Bank in its sole discretion on a case-by-case basis.

SECTION 5.5.    LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except for (i) any of the foregoing existing as of, and disclosed to Bank prior to, the Closing Date, (ii) payment of taxes on restricted stock units issued by Borrower to, and incurred by, its employees, (iii) Permitted Acquisitions, (iv) operating lease expenses, (v) capital expenditures, (vi) loans and investments in Subsidiaries that are Guarantors hereunder, (vii) investments by Borrower in Subsidiaries that are not Borrowers or Guarantors hereunder not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year (net of returns on, or repayments of, such Investments), (viii) guaranties permitted by Section 5.4, (ix) accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of Borrower’s business consistent with past practice, (x) advances to officers, directors and employees of Borrower and its Subsidiaries in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes, and (xi) additional investments, loans or advances in amounts not to exceed an aggregate of Two Million Dollars ($2,000,000) outstanding at any one time.

SECTION 5.6.    DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding, except for (a) payment of applicable taxes in connection with restricted stock and stock options issued pursuant to the company’s stock incentive plans approved by the company’s shareholders and (b) the repurchase of shares of stock from former employees, directors or consultants under the terms of applicable repurchase agreements, at the original issuance price of such shares in an aggregate amount not to exceed One Million Dollars ($1,000,000) in any fiscal year; provided, that no Default or Event of Default has occurred and is continuing prior to or after giving effect to any such repurchase.

SECTION 5.7.    PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except (a) any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the Closing Date, and (b) Permitted Liens.

SECTION 5.8    AGREEMENTS NOT TO ENCUMBER. Agree with any person other than Bank not to grant or allow to exist a lien upon any of its property, including Intellectual Property, or covenant to any other person that Borrower in the future will refrain from creating, incurring, assuming or allowing any lien with respect to any of Borrower’s property, including Intellectual Property, other than with respect to documents executed in connection with Permitted Liens.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.1.    The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a)    Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b)    Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)    Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

(d)    Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) (i) pursuant to which Borrower, any Guarantor hereunder (with each such guarantor, referred to herein as a "Third Party Obligor") has (i) incurred any Indebtedness to any person or entity, including Bank, which default or defaults permit such persons or entities to declare any payment obligation of more than One Million Dollars ($1,000,000) in the aggregate to be due and payable or (ii) the result of which would reasonably be expected to have a material adverse effect on Borrower’s business.

(e)    Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f)    The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor for more than Two Million Dollars ($2,000,000) individually or in the aggregate; or the entry of a judgment against Borrower or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor; which judgment, levy or writ has not been satisfied, or such petition or proceeding dismissed, within 30 days.

(g)    The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Third Party Obligor.

(h)    Any change in control of Borrower, with “control” defined as ownership of an aggregate of thirty-five percent (35%) or more of the common stock of Borrower.

SECTION 6.2.    REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1.    NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

SECTION 7.2.    NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:    CHEGG, INC.
3990 Freedom Circle
Santa Clara, CA 95054
Attn: Andrew Brown, CFO

BANK:    WELLS FARGO BANK, NATIONAL ASSOCIATION
121 South Market Street, 3rd Floor
San Jose, CA 95113
Attn: Loan Team Manager

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 7.3.    COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all out-of-pocket payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and, upon the occurrence and during the continuance of an Event of Default, all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

SECTION 7.4.    SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interests or rights hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Bank shall not assign any interest in the Loan Documents to any person who in Bank’s sole discretion is either (a) a direct competitor of Borrower or (b) a vulture fund or distressed debt fund.

SECTION 7.5.    ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

SECTION 7.6.    NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

SECTION 7.7.    TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

SECTION 7.8.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 7.9.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

SECTION 7.10.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

SECTION 7.11.    ARBITRATION.

(a)    Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b)    Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.
(d)    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)    Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)    Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)    Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)    Reserved.

(i)    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(j)    Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

CHEGG, INC.		WELLS FARGO BANK

By:	/s/ Andrew Brown	By:	/s/ Marisa Phan
Name:	Andrew Brown	Name:	Marisa Phan
Title:	Chief Financial Officer	Title:	SVP & Senior Relationship Manager

[Signature Page to Credit Agreement]

ANNEX I

INGRAM AGREEMENT

Please refer to Exhibit 10.01 to Chegg, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 and filed with the Securities and Exchange Commission on August 6, 2015, available at https://www.sec.gov/Archives/edgar/data/1364954/000136495415000088/ex10012015-6x30.htm

EXHIBIT A
COMPLIANCE CERTIFICATE

TO:        WELLS FARGO BANK                    Date: __________, 20__

FROM:     CHEGG, INC., a Delaware corporation

The undersigned authorized officer(s) of CHEGG, INC., a Delaware corporation (“Borrower”), hereby certify/certifies as of the date hereof, on behalf of Borrower (and not on his or her individual capacity), that under the terms and conditions of the Credit Agreement (the “Agreement”) between Borrower and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”), (1) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and (4) no liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP, consistently applied from one period to the next, except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes, No or N/A under “Complies” column.

Reporting Covenants	Required	Complies
Quarterly financial statements	Quarterly within 45 days	Yes No N/A
Annual financial statement (CPA Audited)	FYE within 90 days	Yes No N/A
Compliance Certificate	Quarterly within 45 days / Annually within 90 days	Yes No N/A
Annual Financial Projections	FYE within 90 days	Yes No N/A
Notice of Early Termination	Promptly upon occurrence	Yes No N/A

Financial Covenants	Required	Actual	Complies

Minimum Cash at Bank	See Section 4.9(a)	$__________	Yes No
Minimum EBITDA	See Section 4.9(b)	$__________	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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BORROWER: CHEGG, INC. By:__________________________________ Name:________________________________ Title:_________________________________
BANK USE ONLY

Received by: _____________________
authorized signer
Date: _________________________

Verified: ________________________
authorized signer

Date: _________________________

Compliance Status:Yes No

EXHIBIT B
FORM OF GUARANTY

CONTINUING GUARANTY

TO:    WELLS FARGO BANK, NATIONAL ASSOCIATION

1.    GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to CHEGG, INC., a Delaware corporation ("Borrower"), by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), and for other valuable consideration, the undersigned, [GUARANTOR] ("Guarantor"), unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of Borrower to Bank. This Guaranty is a guaranty of payment and not collection.

As used herein, “Indebtedness” shall have the meaning ascribed to such term in that certain Credit Agreement between Borrower and Bank dated as of September 21, 2016, as the same may be amended, restated, modified or supplemented from time to time (the “Credit Agreement”).

2.    SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Borrower to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Borrower or Guarantor or any other event or proceeding affecting Borrower or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to Borrower after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at 121 South Market Street, 3rd Floor, San Jose, CA 95113, or at such other address as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Borrower or any other persons heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

3.    OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor's liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

4.    AUTHORIZATIONS TO BANK. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon;

(b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from Borrower to any Indebtedness of Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part to any assignee of the guaranteed Indebtedness of Borrower. Upon Bank's request, Guarantor agrees to provide to Bank copies of Guarantor's financial statements.

5.    REPRESENTATIONS AND WARRANTIES AND COVENANTS.

(a)    Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Borrower's request; (b) Guarantor shall not, without Bank's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets other than in the ordinary course of Guarantor's business or as expressly permitted by the Credit Agreement; (c) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about Borrower which is acquired by Bank in any manner.

(b)    Guarantor shall provide to Bank all of the following, in form and detail satisfactory to Bank: [following consultation with Borrower, financial reporting requirements, if any, shall be determined by Bank, in its sole but reasonable discretion, at such time of execution of any Guaranty; provided, however, that (i) Bank shall not require any such reporting from a Guarantor who’s financial information is included in Borrower’s consolidated financial statements already delivered to Bank under the Credit Agreement and (ii) Bank shall only require a Guarantor to deliver financial statements and reports prepared by such Guarantor in the ordinary course of its business].

6.    GUARANTOR'S WAIVERS.

(a)    Guarantor waives any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from Borrower or any other person; (iv) take any other action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

(b)    Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Bank give any notice of acceptance of this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against

Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness, whether by operation of Sections 726, 580a or 580d of the Code of Civil Procedure as from time to time amended, or otherwise, including any rights Guarantor may have to a Section 580a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

7.    BANK'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN BANK'S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

8.    SUBORDINATION. Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Bank. Such Indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Bank is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

9.    REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

10.    COSTS, EXPENSES AND ATTORNEYS' FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all out-of-pocket payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and, upon the occurrence and during the continuance of an Event of Default, all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank's rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity.

11.    SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrower. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, Bank shall not assign any rights or benefits in the Guaranty to any person who in Bank’s sole discretion is either (a) a direct competitor of Borrower or Guarantor, or (b) a vulture fund or distressed debt fund.

12.    AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

13.    [RESERVED]

14.    APPLICATION OF SINGULAR AND PLURAL. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor" respectively shall mean all or any one or more of them as the context requires.

15.    UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

16.    GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

17.    ARBITRATION.

(a)    Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Guaranty and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

(b)    Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least One Million Dollars ($1,000,000.00) exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is Five Million Dollars ($5,000,000.00) or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than Five Million Dollars ($5,000,000.00). Any dispute in which the amount in controversy exceeds Five Million Dollars ($5,000,000.00) shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)    Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than twenty (20) days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

(f)    Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Guaranty or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)    Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)    Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

(i)    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within one hundred eighty (180) days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

(j)    Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

18.     TERMINATION. This Guaranty shall terminate when all Indebtedness owed by Borrower to Bank has been paid in full in cash and all obligations owed by Borrower to Bank have been satisfied and Bank has no obligation to extend further credit to Borrower. Those obligations that are expressly specified in this Guaranty as surviving this

Guaranty’s termination shall continue to survive notwithstanding this Guaranty’s termination. Bank, at Guarantor’s sole expense, shall take all actions reasonably requested by Guarantor to evidence such terminations.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of ________, 20__.

[GUARANTOR]

By:
Name:
Title:

[Signature Page to Continuing Guaranty]

EXHIBIT C
SCHEDULE OF EXCEPTIONS

Section 1.6 (Permitted Indebtedness)

Intercompany loan from Borrower to Good Ascent Corporation Limited, a company formed in Hong Kong, with an outstanding principal balance of approximately Two Million Five Hundred Eighty-Seven Thousand Nine Hundred Dollars ($2,587,900) as of the Closing Date.

Intercompany loan from Borrower to Imagine Easy Technology Solutions GmbH, a company formed in Germany, with an outstanding principal balance of One Hundred Thousand Euro (€100,000) as of the Closing Date.